Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in Registration Statement on Form S-8 (No. 333-21277) of Snap-on Incorporated of our report dated June 25, 2020, relating to the financial statements and supplemental schedule of the Snap-on Incorporated 401(k) Savings Plan, which appears in this Form 11-K.
/s/  Wipfli LLP
Wipfli LLP
Milwaukee, Wisconsin
June 25, 2020